UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2019 (October 14, 2019)

SEEDO CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-208814	47-2847446
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

HaCarmel 2

Yokneam, Israel 20692

(Address of principal executive offices and Zip Code)

+972 546 642 228

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SEDO	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 14, 2019, Seedo Corp. (the “Company”) entered into a binding Memorandum of Understanding (the “MOU”) with Spanky’s Clothing Inc. (“Spanky’s Clothing”), a company affiliated with Mr. Calvin Cordozar Broadus Jr., professionally known as “Snoop Dogg” (“Snoop Dogg”), with respect to services that Snoop Dogg will provide to the Company as its brand ambassador. In this role, Snoop Dogg will represent the Company on a variety of platforms and work closely with the Company to achieve maximum brand awareness and sales growth. Pursuant to the MOU, Snoop Dogg will, among other things, promote the Company’s products on his various social media channels, host a Company sponsored VIP event and provide other brand ambassador services. In return, the Company will pay to Snoop Dogg and/or his affiliates aggregate cash payments of $1 million over the term of the MOU. The Company will also pay expenses related to the Company sponsored VIP event and the marketing and personal services provided by Snoop Dogg and a marketing budget for the Company’s product on https://merryjane.com. In addition, the Company will issue to Snoop Dogg and/or his affiliates convertible debentures (the “Debentures”) with an aggregate original principal amount of $1.4 million. Half of the Debentures were issued upon signing of the MOU (of which a portion of the principal amount was issued under the name of Stampede Management, the facilitator of the transactions contemplated under the MoU), and the remainder shall be issued on or before the date that is six (6) months following the signing of the MOU.

The Debentures are unsecured, have a maturity date six months from the month following the signing of the respective Debenture, bear no interest and may be converted, at the election of the holder, into common stock par value $0.0001 of the Company at a conversion price of the lesser of (x) $1.40 per share, or (y) the closing bid price of the Company’s common stock on the trading day immediately preceding the date of the applicable notice of conversion. The Debentures contain anti-dilution protection during the period which the Debentures are outstanding, for decrease in share price and additional issuances, to maintain the aggregate percentage of equity holdings of the holders of all Debentures at 4.99%.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Debenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEEDO CORP.

	By:	/s/ Zohar Levy
	Name:	Zohar Levy
Date: October 18, 2019	Title:	Director, Chief Executive Officer

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